UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MATERIAL SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2673173
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.02 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.02 per share, of Material Sciences Corporation (the “Company”) contained under the section captioned “Description of Common Stock” in the Registration Statement of the Corporation on Form 8-A filed October 23, 1984 (File No: 00-108803), as amended.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MATERIAL SCIENCES CORPORATION

Dated: September 15, 2010	By:	/s/ Clifford D. Nastas
Clifford D. Nastas
Chief Executive Officer

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